UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 4, 2017

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

2225 W. Chandler Blvd., Chandler, AZ 85224
(Address of principal executive offices) (Zip Code)
(480) 917-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The 2017 annual meeting of shareholders of Rogers Corporation (the “Company”) was held on May 4, 2017. Sufficient shares were present for purposes of a quorum for each of the four proposals submitted to a vote.  The voting results for those proposals are set forth below.
1. The seven nominees to the Company’s Board of Directors were elected based on the following votes, and, except as otherwise required by law, by the Company’s articles of organization or by the Company’s bylaws, will hold office until the next annual meeting of shareholders and thereafter until their successors have been chosen and qualified:

Director Nominee	For	Withhold	Broker Non-Votes
Keith L. Barnes	15,413,635	437,422	900,133
Michael F. Barry	15,520,167	330,890	900,133
Bruce D. Hoechner	15,633,557	213,500	900,133
Carol R. Jensen	15,446,317	404,740	900,133
Ganesh Moorthy	15,519,537	331,520	900,133
Helene Simonet	15,482,738	331,520	900,133
Peter C. Wallace	15,482,738	368,319	900,133

2. By the following vote, the shareholders approved a non-binding advisory resolution on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
15,308,163	499,436	43,458	900,133

3. By the following vote, the shareholders voted, on a non-binding, advisory basis, to hold future advisory votes on the compensation of the Company’s named executed officers every year:

One Year	Two Years	Three Years	Abstain
12,668,822	5,092	3,146,918	30,225

4.  By the following vote, the shareholders ratified the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain
16,683,179	57,025	6,986

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION (Registrant)

Date: May 10, 2017	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development, General Counsel and Secretary